EX-23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of ExecuFirst Bancorp, Inc. on Form S-4 of our report dated January 26, 1996, on our audits of the consolidated financial statements of ExecuFirst Bancorp, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption 'Experts.'


                                          COOPERS & LYBRAND L.L.P.
                                          Philadelphia, Pennsylvania

April 26, 1996